SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Sec. 14(a) of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           FIRST NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)

               Title of each class of securities to which transaction applies:


               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:-----------------

         5)    Total fee paid:--------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:-----------------------------------------

         2)     Form, Schedule or Registration Statement No.:-------------------

         3)     Filing Party:---------------------------------------------------

         4)     Date Filed:-----------------------------------------------------

                           FIRST NATIONAL CORPORATION
                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 22, 1997


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Main Banking Center of First National Bank, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 22, 1997, for the following purposes:

     (1) To elect six directors of the Company to serve three-year terms and two directors of the Company to serve two-year terms;

     (2) To adopt an amendment to the Company's Articles of Incorporation increasing from 5,000,000 to 20,000,000 the number of authorized shares of the Company's common stock;

     (3) To ratify the appointment of J.W. Hunt and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 1997; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 7, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and its 1996 Annual Report to Shareholders are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (803) 534-2175. IF YOU ARE A RECORD SHAREHOLDER AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                    By Order of the Board of Directors


                                    James C. Hunter, Jr.
                                    Secretary
Orangeburg, South Carolina
April 1, 1997

                           FIRST NATIONAL CORPORATION
                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 22, 1997

                -------------------------------------------------

     This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Main Banking Center of First National Bank, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 22, 1997 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone, telegraph or other electronic means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 1, 1997.

     The Company has its principal executive offices at 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 534-2175.

                                  ANNUAL REPORT

     The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1996, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, Attention: W. Louis Griffith. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

     The Company's only voting security is its $5.00 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 7, 1997 (the "Record Date"), the Company had issued and outstanding 2,551,091 shares of Common Stock, which were held of record by approximately 1,950 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

      Adoption of the proposed amendment to the Company's Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock. Votes that are withheld or shares that are not voted on the amendment will have the effect of votes against the amendment.


      Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.


      All other matters which may be considered and acted upon at the Annual Meeting, including ratification of J. W. Hunt and Company, LLP as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; "FOR" adoption of the proposed amendment to the Company's Articles of Incorporation; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as accountants for the fiscal year ending December 31, 1997. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

      Any shareholder of the Company desiring to present a proposal for action at the 1998 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 4, 1997. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 7, 1997, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each person named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.




                                            Year First                      Number of Shares                % of Common Stock
Name                                     Elected Director                 Beneficially Owned                  Ownership
----                                     ----------------                 ------------------           ----------------------
E. Everett Gasque, Jr.                       1993                               21,104(1)                                *
John L. Gramling, Jr.                        1974+                                 3,170(2)                              *
Robert R. Horger                             1991                                 10,221(3)                              *
Harry M. Mims, Jr.                           1988                                  12,879                                *
Dick G. McTeer                               1994                                     339                                *
James W. Roquemore                           1994                                  5,247(4)                              *
Johnny E. Ward                               1991                                 20,490(5)                              *
Ralph W. Norman                              1996                                  2,720(6)                              *
Walter L. Tobin                              **                                      210(7)                              *
Charles W. Clark                             1993                                  24,763                             1.0%
C. John Hipp, III                            1994                                 30,177(8)                           1.2%
Dwight W. Frierson                           **                                    2,023(9)                              *
Edward V. Mirmow, Jr.                        1983+                                43,049(10)                          1.7%
Larry D. Westbury                            1986                                 10,467(11)                             *
William B. Cox                               1979+                               114,491(12)                          4.5%
C. Parker Dempsey                            1983+                                  3,901                                *
J. Carlisle McAlhany                         1969+                                 43,424                             1.7%
Anne H. Oswald                               1991                                     307                                *
Robert R. Hill, Jr.                          1996                                  2,228(13)                             *
A. Dewall Waters                             1987                                  9,602(14)                             *
All directors and                                                                371,716(15)                         14.6%
Executive Officers as a
Group (22 persons)

-----------------------------
*Less than 1% of outstanding FNC Common Stock.
**Messrs. Tobin and Frierson are nominees who are not currently directors of the Company.
+ Includes service as a director of First National Bank prior to formation of the Company in 1985.

(1)  Includes 1,244 shares owned by Mr. Gasque's spouse.
(2)  Includes 624 shares owned by Mr. Gramling's spouse.
(3) Includes 2,835 shares held in an IRA; and 315 shares held as custodian for Mr. Horger's daughter.
(4) Includes 422 shares in an IRA; 1,222 shares owned by Mr. Roquemore's spouse in an IRA; and 1,260 shares held by Mr. Roquemore as custodian for his three children.
(5) Includes 8,587 shares held in an IRA; 105 shares held by Mr. Ward as custodian for his grandchild; and 2,100 shares held by a partnership in which Mr. Ward is a partner.
(6) Includes 776 shares held by Mr. Norman's spouse as custodian for their children.
(7)  Jointly owned with Mr. Tobin's spouse.
(8) Includes 407 shares in an IRA; 167 shares owned by Mr. Hipp's spouse in an IRA; 18,419 shares owned by a general partnership in which Mr. Hipp owns a 1/7 interest, of which Mr. Hipp disclaims beneficial ownership of all but 2,631 shares; 3,176 shares subject to currently exercisable options; and 6,064 shares of restricted stock which Mr. Hipp presently has the right to vote.
(9) Includes 1,296 shares jointly owned with Mr. Frierson's spouse; and 727 shares held as custodian for Mr. Frierson's children.
(10) Includes 1,050 shares owned by Mr. Mirmow's spouse.
(11) Includes 6,962 shares subject to currently exercisable options.
(12) Includes 52,780 shares owned by Mr. Cox's spouse, as to which Mr. Cox disclaims beneficial ownership; 7,952 shares held by Mr. Cox in an IRA; and 242 shares held by Mr. Cox's spouse in an IRA.
(13) Includes 450 shares held in an IRA.
(14) Includes 5,004 shares held in an IRA.
(15) Includes 17,475 shares subject to currently exercisable options.

                              ELECTION OF DIRECTORS

      The Articles of Incorporation provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. After the 1996 Annual Meeting, the Board of Directors of the Company elected Robert R. Hill, Jr. and Ralph W. Norman, the President and Chairman of the Board of Directors, respectively, of the National Bank of York County, as directors of the Company. Messrs. Hill and Norman have now been nominated for election by the shareholders at the Annual Meeting. The Board of Directors of the Company has also nominated Dwight W. Frierson and Walter L. Tobin, who are not currently directors of the Company, for election by the shareholders at the Annual Meeting to fill the seats of two retiring directors. Charles W. Clark, C. John Hipp, III, Edward V. Mirmow, Jr. and Larry
D. Westbury, all of whom are currently directors of the Company and whose terms expire at the Annual Meeting, have also been nominated by the Board of Directors for reelection by the shareholders. Each of Messrs. Clark, Hipp, Mirmow and Westbury has been nominated for election to serve a three-year term, or until their respective successors have been elected and qualified to serve. To keep the number of directors in each class as nearly equal as possible, two of the directors who have not previously been elected by the shareholders have been nominated to serve two-year terms and two have been nominated to serve three-year terms, or until their successors have been elected and qualified to serve. The Company's bylaws provide that no person is eligible to be a nominee for election as a director of the Company unless the person shall have been nominated by a record shareholder of the Company in writing delivered to the secretary of the Company not less than 45 days prior to the meeting at which directors are to be elected. No other persons have qualified to be nominees.


      The table below sets forth the name, address, expiration of term as a director and business experience for the past five years for each of the directors of the Company.

    Name, Age and Address           Position in FNC         Business Experience for the Past Five Years
    ---------------------           ---------------         -------------------------------------------

                                     Director Nominees for Terms to Expire in 2000

Walter L. Tobin                         Nominee             Superintendent, Orangeburg School District Five
Orangeburg, SC (55)

Charles W. Clark                        Director            President, Santee Shores, Inc. - Real Estate
Santee, SC (47)                                             Development and Management.

C. John Hipp, III                 President and Chief       1994 - present, President and Chief Executive Officer,
Orangeburg, SC (45)                Executive Officer        First National Bank and First National Corporation;
                                                            1991 to 1994,  President,  Rock Hill  National Bank and
                                                            Rock  Hill  National  Bank  Corporation;  1990 to 1991,
                                                            Executive Vice President, Rock Hill National Bank.

Dwight W. Frierson                      Nominee             Vice President and General Manager Orangeburg Coca
Orangeburg, SC (40)                                         Cola Bottling Company; Owner/Operator, TCBY,
                                                            Orangeburg; Partner, TCBY, Lexington.

Edward V. Mirmow, Jr.                   Director            Retired Attorney (since 1991).
Orangeburg, SC (66)

Larry D. Westbury                     Chairman of           Chairman of the Board, First National Bank and First
Orangeburg, SC (64)                    the Board            National Corporation since 1994; Retired in 1994 as
                                                            President and Chief Executive Officer First National
                                                            Corporation and First National Bank.
                                     Director Nominees for Terms to Expire in 1999

Robert R. Hill, Jr.                     Director            President of the National Bank of York County since
Rock Hill, SC (30)                                          July, 1996; organizer of the National Bank of York
                                                            County from October,  1995 to July,  1996;  team leader
                                                            for NationsBank  northern region of South Carolina from
                                                            March,  1995  to  October,   1995;  Vice  President  of
                                                            Commercial  Lending,   Rock  Hill  National  Bank  from
                                                            October, 1990 to March, 1995.
                             4


Ralph W. Norman                         Director            President, Warren Norman Co., Inc. - Real estate
Rock Hill, SC (43)                                          brokerage firm; Chairman of the Board, the National
                                                            Bank of York County.

                                     Current Directors Whose Terms Expire in 1999

William B. Cox                          Director            Chairman of the Board, Cox Wood Preserving Co., Inc.
Orangeburg, SC (71)                                         - Wood preserving and processing.

C. Parker Dempsey                       Director            Secretary, Dempsey Wood Products, Inc., (since 1990) -
Orangeburg, SC (68)                                         Lumber Manufacturer; Executive Vice President, Stone
                                                            Forest Industries (prior to 1990) - Forestry services.

J. Carlisle McAlhany                    Director            Retired Merchant.
Reevesville, SC (81)

Anne H. Oswald                          Director            Partner, Oswald and White Realty - Real estate
Walterboro, SC (49)                                         brokerage agency.

A. Dewall Waters                        Director            Partner, Main Waters Enterprises Partnership -
Orangeburg, SC (52)                                         Owner/Operator, McDonald's Restaurants.

                                     Current Directors Whose Terms Expire in 1998

E. Everett Gasque, Jr.                  Director            President, E. E. Gasque & Son, Inc. - Farming Supplies
Elloree, SC (66)                                            and Products.

John L. Gramling, Jr.                   Director            Farmer.
Orangeburg, SC (65)

Robert R. Horger                     Vice Chairman          Vice Chairman of the Board, First National Bank and
Orangeburg, SC (46)                   of the Board          First National Corporation since 1994;Attorney-Horger,
                                                            Barnwell and Reid.

Harry M. Mims, Jr.                      Director            President, J. F. Cleckley & Company - Site
Orangeburg, SC (55)                                         development and paving.

Dick G. McTeer                          Director            Retired Motel Owner/Operator.
Bluffton, SC (70)

James W. Roquemore                      Director            Executive Vice President, Patten Seed Company, Inc.,
Orangeburg, SC (41)                                         Lakeland, Georgia; General Manager of Super-
                                                            Sod/Carolina - Production and marketing of turf, grass,
                                                            sod and seed.  Owner and  operator  of golf  courses in
                                                            Georgia.

Johnny E. Ward                          Director            President, W & W Truck & Tractor Company, Inc. -
Moncks Corner, SC (55)                                      Logging and farming equipment, sales and service.


Meetings of the Board of Directors and Committees.

      During 1996, the Board of Directors of the Company held 10 regular meetings. Each director except James W. Roquemore attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors of the Company held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

      During 1996, First National Corporation Directors each received an annual retainer of $1,200, payable quarterly, plus a fee of $250 per month. In addition, members of the Executive Committee also received an annual retainer of $7,800, paid at the rate of $150 per week. Members of the Audit Committee were paid $100 per committee meeting attended. Directors who are also officers of First National Bank or National Bank of York County do not receive any such fees.

     The Company's Board of Directors maintains Audit, Compensation, Executive and Policy Committees. The functions, composition and frequency of meetings for these Committees during 1996 were as follows:

     Audit Committee - The Audit Committee was composed of Edward V. Mirmow, Jr., Chairman, E. Everett Gasque, Jr., and Johnny E. Ward. The Audit Committee held 11 meetings in 1996. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, reviews with the independent auditors the recommendations and results of the audit engagement, maintains direct reporting responsibility and regular communication with the internal audit staff of the Company, First National Bank and the National Bank of York County, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's, First National Bank's and the National Bank of York County's systems of internal accounting controls.

     Executive Committee - The Executive Committee is composed of Larry D. Westbury, Chairman, William B. Cox, Robert R. Horger, Robert H. Jennings, III,
J. Carlisle McAlhany, Harry M. Mims, Jr. and C. John Hipp, III. The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the Executive Committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs of the Company. The Executive Committee also acts as nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board of Directors. The Executive Committee will consider nominees recommended by record shareholders upon compliance with the following procedure: The nomination must be in writing and must be delivered to the Secretary of the Company not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The Executive Committee met 49 times in 1996.

     Compensation  Committee - The Compensation Committee is composed of William
B. Cox, Chairman, C. Parker Dempsey, A. Dewall Waters, Larry D. Westbury and C. John Hipp, III. The Compensation Committee met 3 times in 1996. The Compensation Committee evaluates the performance of the executive officers of the Company and recommends to the Board of Directors, through the Executive Committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of First National Bank and the National Bank of York County.

     Policy Committee - The Policy Committee is composed of Robert R. Horger, Chairman, William B. Cox, C. John Hipp, III, Robert H. Jennings, III, J. Carlisle McAlhany, Harry M. Mims, and Larry D. Westbury. The primary purpose of the Policy Committee is to recommend new policies and review present policies of the Company. The Policy Committee met 8 times in 1996.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated current and long-term compensation and stock related compensation for each executive officer of the Company and its subsidiaries whose total salary and bonus for the year ended December 31, 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                           Annual                       Compensation
                                                      Compensation(1)                      Awards

   Executive Officer and          Year            Salary           Bonus(2)      Number of Securities                 All Other
     Principal Position                                                          Underlying Options(3)             Compensation(4)

C. John Hipp, III,                    1996           $157,772          $30,704                14,752                       $4,172
President and Chief                   1995            146,018            6,000                 6,050                        1,815
Executive Officer                     1994(5)          97,794            6,000                 5,500                          -0-


James C. Hunter, Jr.                  1996           $ 92,043          $15,960                10,586                       $2,467
Executive Vice                        1995             85,467            4,000                 5,082                        2,357
President                             1994             82,087            4,999                 4,620                        2,259

Donald O. Newnham                     1996           $ 86,425          $16,528                 9,536                       $2,296
Senior Vice President                 1995             80,930            9,587                 5,082                        2,220
                                      1994             75,542            4,789                 4,620                        2,165


(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.


(2) Figures shown represent actual cash bonuses paid during the year indicated. First National Bank maintains an incentive compensation plan known as the Employee Incentive Compensation Plan ("Plan"). Amounts payable under the Plan are based on the Company's performance in terms of its Return on Equity (ROE) for any calendar year. The First National Bank Compensation Committee sets performance goals for the Company at the beginning of any calendar year. The Board of Directors of the Company, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the Plan. The Plan creates an "incentive pool" determined by multiplying a certain percentage of First National Bank income over a stated percentage ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating employees based on the individual employee's merit and salary level.


(3) Figures shown represent the number of shares of Company stock subject to options awarded to the named executive officer during the years indicated.

(4) Includes contributions by First National Bank through matching or discretionary contributions to its Employee Savings Plan allocated to the named executive officers' accounts, and term life insurance premiums paid by First National Bank for the benefit of the named executive officers as follows:

                                                      Employee Savings Plan           Life Insurance Premiums

          C. John Hipp, III              1996                 $3,000                           $1,172
                                         1995                  1,450                              365
                                         1994                      -                                -

          James C. Hunter, Jr.           1996                  1,789                              678
                                         1995                  1,709                              648
                                         1994                  1,639                              620

          Donald O. Newnham              1996                  1,666                              630
                                         1995                  1,610                              610
                                         1994                  1,570                              595


     The Employee Savings Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all First National Bank employees.

(5)  Mr.  Hipp's  employment   commenced  in  April,  1994.   Accordingly,   his
     compensation for 1994 covered only nine months.

Employment Agreement

     In March, 1994, C. John Hipp, III, entered into an Employment Agreement with the Company providing for his employment as President and Chief Executive Officer of First National Bank. The term of the agreement began May 1, 1994, and ends April 30, 1997, with provision for Mr. Hipp's continued employment at will after April 30, 1997. The agreement provides for compensation for Mr. Hipp at the 1994 level or a greater rate set by the Board of Directors of the Company or by committee appointed by the Board of Directors, plus fringe benefits and reimbursement of expenses. Under the terms of the agreement, Mr. Hipp has also been granted options to purchase up to a total of 5,000 (before adjustments for 10% stock dividends paid on each of November 30, 1994 and November 30, 1995) shares of the Company's common stock under the terms and conditions of First National Corporation's Incentive Stock Option Plan of 1992. In the event of Mr. Hipp's termination prior to April 30, 1997 without cause, Mr. Hipp will be entitled to continued compensation at the rate then in effect until April 30, 1997. In the event that Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or the Company prior to April 30, 1997, following a sale or merger (as defined in the agreement), Mr. Hipp will be entitled to continued compensation at the rate then in effect until April 30, 1997. In the event of termination of Mr. Hipp's employment because of death or disability prior to April 30, 1997, Mr. Hipp (or his estate) will be entitled to be paid his then current salary for a period of one year from the date of such termination. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by the Company after April 30, 1997 and prior to April 30, 2004, following a sale or merger, Mr. Hipp will be entitled to continued compensation at the rate then in effect for a period of three years or until April 30, 2004, whichever period is shorter. In the event of Mr. Hipp's termination after April 30, 1997 and prior to April 30, 2004 without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current salary for a period of one year from the date of such termination. Upon termination without cause, after a sale or merger, or after disability, however, Mr. Hipp is under an affirmative obligation for one year following termination to actively seek and accept comparable alternative employment, and any compensation received by him or earnable by him with reasonable diligence following such termination will be deducted from amounts owed to him by the Company under the Agreement.

Restricted Stock Plan

     On January 25, 1996, the Board of Directors of the Company approved the issuance of restricted stock to C. John Hipp, III, President and Chief Executive Officer of the Company. On March 7, 1996, the Board of Directors fixed the number of restricted shares issuable at 5,185. The grant is conditioned upon continued employment of Mr. Hipp as Chief Executive Officer of the Company at each vesting date as follows: a) 25% of the shares vest free of restrictions in 1999; b) an additional 25% of the shares vest free of restrictions in 2001; and
c) the remaining 50% of the shares vest free of restrictions in 2003. Termination of Mr. Hipp's employment as Chief Executive Officer for any reason (except death or change in control of the Company) prior to a vesting date would terminate any interest in non-vested shares. Prior to vesting of the shares, as long as Mr. Hipp remains Chief Executive Officer of the Company, he will have the right to vote such shares and to receive dividends paid with respect to such shares. All restricted shares will fully vest in the event of change in control of First National Bank or upon death of Mr. Hipp while serving as Chief Executive Officer.

                  INFORMATION PERTAINING TO STOCK OPTION PLANS


1992 Stock Option Plan

     The Company's Incentive Stock Option Plan of 1992 was adopted by the Board of Directors on March 12, 1992, and was duly approved by shareholders of the Company on April 28, 1992. The Plan reserves 50,000 shares of Common Stock for issuance pursuant to the exercise of options that may be granted under the Plan. Options under the Plan are incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and may be granted to key employees in full time employment of the Company or its subsidiaries. The Stock Option Committee, which is appointed by the Board of Directors of the Company, selects the employees to receive grants under the Plan and determines the number of shares to be covered by the options granted. Options granted under the Plan may not be exercised in whole or in part within one year following the date of grant of the options, and thereafter become exercisable in 25% increments over the next four years. The exercise price of the options may not be less than fair market value of the Common Stock on the date of grant. In the event of an acquisition or change in control of the Company or its subsidiaries, any options already granted will automatically become 100% vested. The options expire five years following grant.

1996 Incentive Stock Option Plan

      On February 8, 1996, the Board of Directors of the Company adopted the 1996 Incentive Stock Option Plan, which reserves 73,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1996 Incentive Stock Option Plan. The 1996 Incentive Stock Option Plan became effective March 14, 1996, pursuant to stockholder approval, and will terminate March 14, 2001, unless terminated earlier by the Board of Directors. Options under the 1996 Incentive Stock Option Plan are "incentive stock options" within the meaning of the Internal Revenue Code and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant and who are, or are expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company or any subsidiary. The 1996 Incentive Stock Option Plan is administered by a Committee of not fewer than three directors of the Company appointed by the Board of Directors. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Committee. The Committee may set other terms for the exercise of the options but may not grant to any person more than $100,000 of options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Committee also selects the employees to receive grants under the 1996 Incentive Stock Option Plan and determines the number of shares covered by options granted under the 1996 Incentive Stock Option Plan. Options granted pursuant to the 1996 Incentive Stock Option Plan will not be exercisable for one year following grant, and thereafter become exercisable in 25% increments over the next four years. No options may be exercised after five years from the date of grant; options may not be transferred except by will or the laws of descent and distribution; and options may be exercised only (i) while the optionee is an employee of the Company, (ii) within the earlier of five years from the date of grant or three months after the date of termination of employment, (iii) within the earlier of five years from the date of grant or two years after death, (iv) within the earlier of five years from the date of grant or one year after disability, or (v) in case of termination for good cause (as defined by the plan), immediately upon termination. The number and kind of shares that are available for issuance pursuant to the 1996 Incentive Stock Option Plan and that are subject to any options and the option price per share shall be adjusted in the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization. Upon the occurrence of certain changes in control of the Company or its subsidiaries all options outstanding under the 1996 Incentive Stock Option Plan will become immediately exercisable. Furthermore, upon the proposal of an acquisition, merger, or change of control, the Committee may, at its sole discretion, issue all remaining options authorized under the 1996 Incentive Stock Option Plan.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                       Annual Rates of
                                                   Individual Grants (1)                                 Stock Price
                                                                                                       Appreciation for
                                                                                                        Option Term(2)
                              ---------------------------------------------------------------       ----------------------
                               Number of        % of total
                              Securities          Options
                              Underlying        Granted to         Exercise
                                Options          Employees          Price          Expiration
Name                          Granted(1)          in 1996         per share           Date            5%($)          10%($)
----                          ----------          --------        ---------          ------          ------          ------
C. John Hipp, III                8,400            17.78%           $25.71            5/16/01          $59,724       $131,796
James C. Hunter, Jr.             5,250            11.11%            25.71            5/16/01           37,328         82,373
Donald O. Newnham                4,200             8.89%            25.71            5/16/01           29,862         65,898


(1) Such options were granted May 16, 1996 and become exercisable in 25% annual increments on each of May 16, 1997, 1998, 1999 and 2000.


(2) The amounts in these columns are the result of calculations based on the assumption that the market price of the Common Stock will appreciate in value from the date of grant to the end of the ten-year option term at the rates of 5% and 10% per year. The 5% and 10% annual appreciation assumptions are required by the Securities and Exchange Commission; they are not intended to forecast possible future appreciation, if any, of the Company's stock price.


     The following table shows aggregated option exercises during 1996 and year end 1996 option values.


                                 AGGREGATED OPTION EXERCISES DURING 1996 AND YEAR END 1996 OPTION VALUES

                                Shares                               Number of Securities
                                Acquir-                             Underlying Unexercised                Value of Unexercised In-
                                 ed on            Value                   Options(1)                        the-Money Options(2)
    Executive Officer          Exercise         Realized           Exercisable/Unexercisable              Exercisable/Unexercisable
    -----------------          --------         --------           -------------------------              -------------------------
C. John Hipp, III.                 -                -               3,176             11,576             $36,429          $55,665
James C. Hunter, Jr.               -                -               5,336              5,250              77,425           12,012
Donald O. Newnham                  -                -               5,336              4,200              77,425            9,618


(1) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 1996. The number of shares subject to options which were exercisable and unexercisable at year end 1996 are also shown. The number of options granted have been adjusted to reflect 10% stock dividends paid on each of November 30, 1994 and 1995, and 5% stock dividends paid on each of August 31, 1993 and October 31, 1996.

(2) Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1996. Only those shares subject to options which are "in the money" are reported. Shares subject to an option are considered to be "in the money" if the fair market value at year-end 1996 of such shares of the Company's Common Stock exceeds the exercise or base price of such shares. At year end 1996, the Company's stock price exceeded the exercise price of all shares subject to option, thus all stock options were considered "in the money." For those options "in the money," value is computed based on the difference between the fair market value of the Company Common Stock at year end 1996 and the exercise or base price of the shares subject to underlying option. The value of shares subject to options exercisable and unexercisable at year end 1996 is also shown.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     The Compensation Committee for the year ended December 31, 1996, was composed of William B. Cox, Chairman, C. Parker Dempsey, A. Dewall Waters, Larry
D. Westbury and C. John Hipp, III. Mr. Hipp is currently President and Chief Executive Officer of the Company and First National Bank, and Mr. Westbury is currently Chairman of the Board of the Company and is a former President and Chief Executive Officer of the Company and First National Bank. Although Mr. Hipp specifically excluded himself from any Compensation Committee discussions concerning his own compensation, he did participate in discussions concerning the compensation of other executive officers.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide Company shareholders a report discussing the basis for the Compensation Committee's action in establishing compensation for the Company's and the Banks' executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid the Company's Chief Executive Officer was based.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers of First National Bank which are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's and the Banks' executive officers is reviewed and approved annually by the First National Bank Compensation Committee, which acts as the Company's Compensation Committee. Annual compensation for the Company's Chief Executive Officer (and other executive officers) consists of three elements.

- A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided key executives of other financial institutions of similar size and performance.

- A short-term cash incentive program that is directly linked to individual performance and indirectly linked to the Company's and First National Bank's performance.

- A long-term incentive program that provides stock options to executive officers. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of a stockholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases over the option grant price.

     For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 1996, the Company increased the Chief
Executive Officer's base salary by 8.0%. The Compensation Committee determined that the 8.0% increase in the Chief Executive Officer's base salary was appropriate in light of two primary factors. The first factor was a desire of the Company to provide the Chief Executive Officer with a base salary comparable to that paid on average by other banking organizations of similar size and financial performance. The Company periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The Compensation Committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's 1996 performance accomplishment of a 12.85% return on equity. This performance indicator is updated annually, where needed, to help determine the increase in the Company's key executives' base salary and is also used to help determine the annual cash incentive, as described below.

     For the Company's key executives, the annual cash incentive during the years 1994, 1995 and 1996 ranged from 0% to 14.5% of base salary. This means that up to approximately 19.8% of annual compensation was variable, fluctuated significantly from year to year, and was directly and indirectly tied to business and individual performance. For purposes of determining the cash incentive payable during the years 1994, 1995 and 1996, Company performance was measured based on the Company's Return on Equity (ROE). The Compensation Committee sets performance goals for First National Bank and Company at the beginning of each calendar year. In addition, the Board of Directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the Plan during the year. An "incentive pool" is determined by multiplying a certain percentage of First National Bank's net income above a stated Bank ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating executive officers (and other Bank officers) based on the individual officer's merit and salary level. (Executive officers of National Bank of York County do not presently participate in an incentive pool.)


     For the Company's key executives, the long-term stock option plan awards during the years 1994, 1995 and 1996 were designed to provide economic value to executives directly linked to increases in shareholder value. The number of options granted were determined in the sole discretion of the Board. The economic value of these awards will fluctuate from year to year, based on changes in the Company's stock price. However, the average economic value accruing each year to Company executives during the years 1994, 1995 and 1996 has ranged from approximately 0% to 17% of base salary.


     This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or its subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.

 William B. Cox, Chairman          A. Dewall Waters            C. John Hipp, III
 C. Parker Dempsey                 Larry D. Westbury

      First National Corporation Board of Directors Compensation Committee



              OTHER BENEFIT PROGRAMS - DEFINED BENEFIT PENSION PLAN

     First National Bank maintains a noncontributory, defined benefit pension plan ("Pension Plan") covering its employees, including executive officers. The Pension Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 1996. The benefits shown are computed on a single life only annuity basis.




                               ESTIMATED ANNUAL BENEFITS UNDER FIRST NATIONAL BANK'S PENSION PLAN

                                Years of Service

         FAC*                        10                        20                         30                        40
        ------                      ----                      ----                       ----                      ---

              $  30,000            $2,856                    $5,712                     $8,568                    $ 9,996
                 40,000             4,406                     8,812                     13,218                     15,421
                 50,000             5,956                    11,912                     17,868                     20,846
                 60,000             7,506                    15,012                     22,518                     26,271
                 70,000             9,056                    18,112                     27,168                     31,696
                 80,000            10,606                    21,212                     31,818                     37,121
                 90,000            12,156                    24,312                     36,468                     42,546
                100,000            13,706                    27,412                     41,118                     47,971
                110,000            15,256                    30,512                     46,768                     53,396
                120,000            16,806                    33,612                     50,418                     58,821

* FAC: Final Average Compensation, computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.


     Benefits. Upon a participant's retirement at his normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with Pension Plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the Pension Plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the Pension Plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, a participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. In addition, a participant is credited with one year of credited service under the Pension Plan for each year in which 1,000 or more hours are worked. Benefits under the Pension Plan are not subject to deduction for Social Security or other offset amounts.

     Compensation Under the Pension Plan. For purposes of computing a participant's final average compensation, the Pension Plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Internal Revenue Code Section 401(a)(17).

     Information as to Executive Officer Participation. For purposes of executive officer participation in the Pension Plan, the executive officer compensation used for purposes of computing executive officer benefits under the Pension Plan is the same as that shown in the Summary Compensation Table. As of December 31, 1996, the named Company and First National Bank executive officers had accumulated the following years of credited service toward retirement: C. John Hipp, III, 3 years of credited service; James C. Hunter, Jr., 32 years credited service; and Donald O. Newnham, 16 years credited service.

                          SHAREHOLDER PERFORMANCE GRAPH

     The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

     However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 1996 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages. As described in the Board Report on Executive Officer Compensation, the Company's Compensation Committee utilizes Bank ROE in helping to determine short-term cash incentive program awards.


     The performance graph below compares the Company's cumulative total return over the most recent 5-year period with both the NASDAQ Composite Index
(reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there was no active trading market in the Company's stock prior to listing on the American Stock Exchange in January, 1997, the information prior to that time is based on a limited number of transactions.




                          NASDAQ Composite                 First National Corporation             NASDAQ Bank
       1991                   $100.00                              $100.00                         $100.00
       1992                   $115.45                              $109.47                         $152.04
       1993                   $132.48                              $126.80                         $199.25
       1994                   $128.24                              $154.66                         $198.87
       1995                   $177.75                              $172.86                         $287.98
       1996                   $220.77                              $191.72                         $363.32

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     First National Bank and National Bank of York County have loan and deposit relationships with some of the directors of the Company and Banks and with companies with which the directors are associated as well as with members of the immediate families of the directors ("Affiliated Persons"). (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

     Director Robert R. Horger is a partner in the law firm of Horger, Barnwell & Reid, which First National Bank has retained as general counsel during the past five years. First National Bank proposes to retain the firm during the current fiscal year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion in 1996, except as follows. The Company failed to file on a timely basis one Form 4 relating to a grant of restricted shares to C. John Hipp, III on March 28, 1996. The filing was made on August 7, 1996.


                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board is submitting to shareholders for their approval an amendment to Article Fifth of the Company's Articles of Incorporation to increase from 5,000,000 to 20,000,000 the number of authorized shares of the Company's common stock ($5.00 par value).


     Increasing the number of authorized shares will provide additional shares to be used for stock dividends, potential acquisitions, raising capital and such other general corporate purposes as the Board may from time to time determine to be in the best interests of the Company. Although the additional authorized shares are not needed immediately and there are no current agreements or definite plans with respect to use of such shares, the Board of directors believes it is prudent to have them authorized now to avoid timing problems in the future. Authorized but unissued shares may be issued from time to time for the purposes and consideration determined by the Board of Directors. Such purposes could include issuance of shares in a manner intended to frustrate or impede persons seeking to effect a merger or otherwise gain control of the Company, but the Company has no present plans to issue additional shares in such manner. Shareholders of the Company do not have pre-emptive rights with respect to such shares. Accordingly, the issuance of additional shares may dilute the interests of existing shareholders.


     The Board of Directors recommends a vote FOR adoption of the foregoing amendment to the Company's Articles of Incorporation.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1997, subject to ratification by the shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

     A representative of J. W. Hunt and Company, LLP will be present at the 1997 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of J. W. Hunt and Company, LLP is also expected to respond to appropriate questions from shareholders.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company, upon request and without charge, will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. Shareholders should direct their requests to: First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, attention: W. Louis Griffith.

                                 OTHER BUSINESS

     The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

APPENDIX - FORM OF PROXY

                                      PROXY

                           FIRST NATIONAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 22, 1997

     Robert R. Horger and W. Louis Griffith, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 22, 1997, and at any adjournment thereof, as follows:

1.       ELECTION OF         FOR all nominees listed         WITHHOLD AUTHORITY
         DIRECTORS.          below (except any I have        to vote for all
                             written below) [ ]             nominees listed
                                                                  below  [ ]

                        [ ]  WITHHOLD AUTHORITY on the following nominees only

Nominees for three year terms: Walter L. Tobin, Charles W. Clark, C. John Hipp,
                               III, Dwight W. Frierson, Edward V. Mirmow, Jr.,
                               Larry D. Westbury
Nominees for two year terms:   Robert R. Hill, Jr., Ralph W. Norman

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.



2. PROPOSAL TO AMEND ARTICLE FIFTH OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE FROM 5,000,000 TO 20,000,000 THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S $5.00 PAR VALUE COMMON STOCK.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT AND COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

4. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:                       ,  1997                 ___________________________
      -----------------------

                                                     ---------------------------